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Exhibit No. 23.1

Board of Directors
Micron Enviro Systems, Inc.



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the use in this Registration Statement S-8 of Micron Enviro Systems, Inc. of our audit report dated April 29, 2001 on the financial statements of Micron Enviro Systems, Inc. as of December 31, 2000, and the period then ended.



Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

November 7, 2001